                   MEDICIS PHARMACEUTICAL CORPORATION

                         1995 STOCK OPTION PLAN

                             as Amended on

                             April 15, 1996


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                            TABLE OF CONTENTS
                            -----------------

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                                                           Page
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
Section 1.   PURPOSE.......................................1

Section 2.   DEFINITIONS...................................1

Section 3.   SHARES SUBJECT TO OPTIONS.....................3

Section 4.   EFFECTIVE DATE................................3

Section 5.   COMMITTEE.....................................4

Section 6.   ELIGIBILITY...................................4

Section 7.   GRANT OF OPTIONS..............................4

Section 8.   OPTION PRICE..................................5

Section 9.   EXERCISE PERIOD...............................5

Section 10.  NONTRANSFERABILITY............................6

Section 11.  SURRENDER OF OPTIONS..........................6

Section 12.  SECURITIES REGISTRATION AND RESTRICTIONS......7

Section 13.  LIFE OF PLAN..................................7

Section 14.  ADJUSTMENT....................................7

Section 15.  SALE OR MERGER OF THE CORPORATION.............8

Section 16.  AMENDMENT OR TERMINATION......................8

Section 17.  MISCELLANEOUS.................................8

                                  -i-

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                     MEDICIS PHARMACEUTICAL CORPORATION
                          1995 STOCK OPTION PLAN
                             as Amended on
                             April 15, 1996
                     ----------------------------------


Section 1.   PURPOSE

          The purpose of this Plan is to promote the interests of the Corporation by granting Options to purchase Stock to Key Employees, Non-employee Directors and Key Consultants in order to (a) attract and retain Key Employees and Key Consultants; (b) provide an additional incentive to each Key Employee and Key Consultant to work to increase the value of the Stock; and (c) provide each such Key Employee, Non-employee Director and Key Consultant with a stake in the future of the Corporation which corresponds to the stake of each of the Corporation's stockholders.


Section 2.   DEFINITIONS

          Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Option granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

          2.1 Board means the Board of Directors of the Corporation.

          2.2     Change of Control means any of the following:

          (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time)(the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (A) the then outstanding shares of Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a change in control of the Company; or

          (ii) individuals who, as of March 31, 1996, constitute the Board of Directors of the Company (the "incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to March 31, 1996, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

          (iv) (A) a complete liquidation or dissolution of the Company or a (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

          2.3 Code means the Internal Revenue Code of 1986, as amended.

          2.4 Committee means the committee or either of the committees appointed by the Board to administer this Plan as contemplated by Section 5.

          2.5     Corporation means Medicis Pharmaceutical
Corporation, a Delaware corporation, and any successor to such corporation.

          2.6     Exchange Act means the Securities Exchange Act of
1934, as amended.

          2.7 Fair Market Value means the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

          2.8 ISO means any option granted under this Plan to purchase Stock which satisfies the requirements of Section 422 of the Code.

          2.9 Key Consultant means any consultant or independent contractor of the Corporation or a Subsidiary (other than a Non-employee Director) or any such consultant or contractor who is a Non-employee Director and who serves as such a consultant or contractor pursuant to a written agreement with the Corporation which has been approved by the Board, in either case who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Corporation or a Subsidiary.

          2.10 Key Employee means any employee of the Corporation or a Subsidiary, who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Corporation or a Subsidiary.

          2.11 Non-employee Director means any member of the Board of Directors of the Corporation who is not an employee of the Corporation or a Subsidiary.

          2.12 Non-ISO means any option granted under this Plan to purchase stock which fails to satisfy the requirements of Section 422 of the Code or has been specifically denominated as a non-ISO by the Committee as of the time the option is granted.

          2.13     Option means an ISO or a Non-ISO.

          2.14 Option Certificate means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee, Key Consultant or Non-employee Director under this Plan.

          2.15 Option Price means the price which shall be paid to purchase one share of stock upon the exercise of an Option granted under this Plan.

          2.16 Parent Corporation means any corporation which is a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

          2.17 Plan means this Medicis Pharmaceutical Corporation 1995 Stock Option Plan, as amended from time to time.

          2.18 Principal Officer means the Chairman of the Board (if the Chairman of the Board is a payroll employee), the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President and the Treasurer of the Corporation and any other person who is an "officer" of the Corporation as that term is defined in Rule 16a-1(f) under the Exchange Act or any successor rule thereunder.

          2.19 Securities Act means the Securities Act of 1933, as amended.

          2.20 Stock means the Class A Common Stock, $.001 par value per share, of the Corporation.

          2.21 Subsidiary means any corporation which is a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

          2.22 Surrendered Shares means the shares of Stock described in Section 11.2 which, in lieu of being purchased through the exercise of an Option, are surrendered for cash, Stock or a combination of cash and Stock, in accordance with Section 11.

          2.23 Ten Percent Shareholder means a person who owns after taking into account the attribution rules of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of either the Corporation, a Subsidiary or a Parent Corporation.


Section 3.   SHARES SUBJECT TO OPTIONS

          There shall be 5,000,000 shares of Stock reserved for issuance in connection with ISOs and Non-ISOs granted under this Plan. Such shares of Stock shall be reserved to the extent that the Corporation deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Corporation. Any shares of Stock subject to an Option which remain after the cancellation, expiration or exchange of such Option for another Option thereafter shall again become available for use under this Plan. Any Surrendered Shares which remain after the surrender of an Option under Section 11 shall not again be available for use under this Plan.


Section 4.   EFFECTIVE DATE

          The effective date of this Plan shall be the date it is originally approved and adopted by the Board of the Corporation, subject to approval by the stockholders of the Corporation acting at a duly called meeting of such stockholders or acting by unanimous written consent in lieu of a meeting, provided such stockholder approval occurs within twelve (12) months after the date the Board approves and adopts this Plan.

Section 5.   COMMITTEE

          This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan. Furthermore, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Corporation, on each affected Key Employee, Key Consultant or Non-employee Director and on each other person directly or indirectly affected by such action. The Board may
(a) designate one Committee, all of the members of which are members of the Board and a majority of the members of which shall not be (1) Key Employees or Key Consultants or (2) persons eligible for the grant of an Option under this Plan or for the grant of any stock option or stock appreciation right under any other plan of the Corporation or any of its "affiliates" as such terms is defined in the rules promulgated under the Exchange Act, except in accordance with Section 7.3 of this Plan or any similar provision under any other plan of the Corporation or as otherwise permitted under Section 16(b) of the Exchange Act and the rules promulgated thereunder, or (3) persons who have been persons described in subclause (1) or subclause (2) of clause (a) of this
Section 5 within the immediately preceding year or (b) designate two Committees to administer this Plan, one of which Committees shall meet the criteria provided in clause (a) of this Section 5, to administer this Plan as to all matters with respect to persons who are Principal Officers or Non-employee Directors and as to all or certain matters with respect to all persons who are Key Consultants or Key Employees who are not Principal Officers and the other of which Committees shall be composed of two or more persons, at least one of whom is a member of the Board (and who may also be a Key Employee or a Key Consultant) and the other of whom, if not a member of the Board, is a Principal Officer of the Corporation, to administer this Plan with respect to Key Consultants or Key Employees who are not Principal Officers, subject to such restrictions and limitations as may be imposed by the Board. Any of such committees designated by the Board is referred to in the Plan as the "Committee".


Section 6.   ELIGIBILITY

          Only Key Employees, Key Consultants and Non-employee
Directors shall be eligible for the grant of Options under this Plan.


Section 7.   GRANT OF OPTIONS

          7.1 Committee Action. The Committee acting in its absolute discretion shall grant Options to Key Employees and Key Consultants under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for outstanding Options. Options shall be granted to Non-employee Directors as provided in Section 7.3 of this Plan. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall:

          (a)     specify whether the Option is an ISO or Non-ISO; and

          (b) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a limitation on the number of shares subject to the Option which first became exercisable or subject to surrender during any particular period.

If the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option. In connection with the termination for any reason of employment by or service to the Corporation or any Subsidiary of any particular holder of any Option, the Committee may, in its discretion, determine to modify the number of shares of Stock as to which such Option first becomes exercisable during any particular period as provided in the related Option Certificate; provided, however, that the Committee may not extend any such period with respect to any shares of Stock subject to such Option.

          7.2 $100,000 Limit. To the extent that the aggregate Fair Market Value of the stock with respect to which ISOs and other incentive stock options satisfying the requirements of Section 422 of the Code granted to a Key Employee under this Plan and under any other stock option plan adopted by the Corporation, a Subsidiary or a Parent Corporation first become exercisable in any calendar year exceeds $100,000 (based upon the Fair Market Value on the date of the grant), such Options shall be treated as Non-ISOs.

          7.3.     Grants of Non-ISOs to Non-employee Directors;.
(a) On the last business day of each September during the term of this Plan each then Non-employee Director shall be granted, without any further action on the part of the Committee, a Non-ISO hereunder to purchase 30,000 shares of Stock at the Fair Market Value of such Stock on the date of grant. Each such Option shall be exercisable in whole or in part one year after the date of grant, provided that such Non-employee Director has continued as a Non-Employee Director for one year (or until his or her date of death, if earlier), and shall remain exercisable until the tenth anniversary of the date such Option is granted; provided, however, that in the case of such grant on the last business day of September 1995 each Non-employee Director shall be granted a Non-ISO hereunder to purchase 35,000 shares of Stock. The aforementioned grants of options to Non-employee Directors shall be in lieu of any and all further grants of options to Non-employee Directors after the last business day of September 1995 pursuant to the Medicis Pharmaceutical Corporation 1988 Stock Option Plan, the Medicis Pharmaceutical Corporation 1990 Stock Option Plan and the Medicis Pharmaceutical Corporation 1992 Stock Option Plan. In all respects, a Non-ISO grant to a Non-employee Director hereunder shall conform to the terms and conditions of a Non-ISO under this Plan and, except as otherwise permitted with respect to Non-employee Directors who are Key Consultants or as otherwise provided in Section 7.4(b), Non-employee Directors shall only be eligible to receive options under this Plan as provided in this Section 7.3(a).

          (b) On the date of the Corporation's 1995 Annual Meeting of Stockholders, Mr. Joseph Salvani shall be granted a Non-ISO hereunder to purchase 55,000 shares of Stock at an exercise price of $1.00 per share (such number of shares and price being prior to any reverse stock split of the Stock approved at the 1995 Annual Meeting of Stockholders), such Non-ISO to be fully vested at the time of grant and to be exercisable for five years from the date of grant.

Section 8.   OPTION PRICE

          The Option Price for each share of Stock subject to an Option shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted or, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Option Certificate at the discretion of the Committee (except for an Option granted to a Non-employee Director) may provide for the payment of the Option Price either in cash or in Stock acceptable to the Committee or in any combination of cash and Stock acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.

Section 9.   EXERCISE PERIOD

          Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall provide that:

          (a) an Option is exercisable before the date such Option is granted, or

          (b) an Option is exercisable after the date which is the tenth anniversary of the date such Option is granted.

If an option that is an ISO is granted to a key employee who is a Ten Percent Shareholder, the Option Certificate shall provide that the Option is not exercisable after the expiration of five years from the date the Option is granted. An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or service by a Key Consultant has terminated for any reason whatsoever, including death or disability. In connection with the termination for any reason of employment by or service to the Corporation or any Subsidiary of any particular holder of any Option, the Committee may, in its discretion, determine to extend the period during which such Option may be exercised as provided in the related Option Certificate; provided, however, that no such extension shall permit an Option to be exercised beyond the date specified in paragraph (b) of this Section or the date applicable to Options granted to a Ten Percent Shareholder, as the case may be.

          Notwithstanding any other provision of this Section, upon a Change of Control each Option granted under this Plan prior to such Change of Control (whether prior to or after the amendment of the Plan to include this provision) shall immediately become exercisable to the full extent of the original grant and, in the case an Option held by a Key Employee shall remain exercisable for three months (or such longer period as specified in the particular Option with regard to all or any shares of Stock covered by such Option) after any termination of employment of such Key Employee.


Section 10.  NONTRANSFERABILITY

          No Option granted under this Plan shall be transferable by a Key Employee, Key Consultant or Non-employee Director otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable during a Key Employee's, Key Consultant's or Non-employee Director's lifetime only by the Key Employee, Key Consultant or Non-employee Director. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee, Key Consultant or Non-employee Director for purposes of this Plan.


Section 11.  SURRENDER OF OPTIONS

          11.1. General Rule. The Committee acting in its absolute discretion may incorporate a provision in an Option Certificate to allow a Key Employee or Key Consultant to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

          (a) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock; and

          (b) the Option to purchase such Stock is otherwise exercisable.

          11.2. Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the Option Certificate to the Committee or to its delegate together with a statement signed by the Key Employee or Key Consultant which specifies the number of shares of Stock as to which the Key Employee or Key Consultant surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

          11.3 Payment. In exchange for his or her Surrendered Shares, a Key Employee or Key Consultant shall receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Option Price for the Surrendered Shares. The Committee acting in its absolute discretion may approve or disapprove a Key Employee's or Key Consultant's request for payment in whole or in part in cash and may cause such payment to be made in cash or in such combination of cash and Stock as the Committee deems appropriate. A request for payment only in Stock shall be approved and made in Stock to the extent payment can be made in whole shares of Stock and, at the Committee's discretion, in cash in lieu of any fractional share of Stock.

          11.4 Restrictions. Any Option Certificate which incorporates a provision to allow a Key Employee or Key Consultant to surrender his or her Option in whole on in part shall also incorporate such additional restrictions, if any, on the exercise or surrender of such Option as the Committee deems necessary or appropriate, including restrictions to satisfy the conditions to the exemption related to such surrender rights set forth in Rule 16b-3 (or any successor exemption) promulgated under Section 16(b) of the Exchange Act.

Section 12.  SECURITIES REGISTRATION AND RESTRICTIONS

          Each Option Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise or surrender of an Option, the Key Employee, Key Consultant or Non-employee Director shall, if so requested by the Corporation, hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by the Corporation, shall deliver to the Corporation a written statement to that effect satisfactory to the Corporation. Each Option Certificate shall also provide that, if so requested by the Corporation, the Key Employee, Key Consultant or Non-employee Director shall represent in writing to the Corporation that he or she will not sell or offer to sell any such shares of Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act and any applicable state securities law or unless he or she shall have furnished to the Corporation an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Certificates representing the Stock transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Corporation bear a legend to the effect that such Stock has not been registered under the Securities Act or any applicable state securities law and that such Stock may not be sold or offered for sale in the absence of (i) an effective registration statement as to such Stock under the Securities Act and any applicable state securities law or (ii) an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Furthermore, the Corporation shall have the right to require a Key Employee, Key Consultant or Non-employee Director to enter into such stockholder or other related agreements as the Corporation deems necessary or appropriate under the circumstances as a condition to the issuance of any Stock under this Plan to a Key Employee, Key Consultant or Non-employee Director.


Section 13.  LIFE OF PLAN

          No Option shall be granted under this Plan on or after the earlier of

          (a) the tenth anniversary of the original effective date of this Plan as determined under Section 4; provided, however, that after such anniversary date this Plan otherwise shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

          (b)     the date on which all of the Stock reserved under
Section 3 of this Plan has, as a result of the exercise of Options granted under this Plan, been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.


Section 14.  ADJUSTMENT

          The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock to be granted from time to time pursuant to Section 7.3 of this Plan (if permitted by the exemption in Rule 16b-3 under the Exchange Act or any successor rule), and the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Corporation, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust in a manner which satisfies the requirements of Section 424(a) of the Code the number of shares of Stock reserved under Section 3 of this Plan and the number of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in Section 424(a) of the Code that provides for the substitution or assumption of such Options. If any adjustment under this Section 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 14 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under
Section 3" within the meaning of Section 16(a) of this Plan.


Section 15.  SALE OR MERGER OF THE CORPORATION

          If the Corporation agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each then outstanding Option at the direction and discretion of the Board may be canceled unilaterally by the Corporation as of the effective date of such transaction in exchange for the same net consideration which each Key Employee, Key Consultant or Non-employee Director would have received if each such Option had been exercisable in full on such date and each Key Employee, Key Consultant or Non-employee Director had exercised each such Option for Stock under Section 11 on such date and then sold such Stock on such date.


Section 16.  AMENDMENT OR TERMINATION

          This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that no such amendment shall be made absent the approval of the stockholders of the Corporation (a) to increase the aggregate number of shares reserved under Section 3, (b) to extend the maximum life of the Plan under Section 13 or the maximum exercise period under Section 9,
(c) to decrease the minimum option price under Section 8, (d) to change the class of persons eligible for Options under Section 6 or to otherwise materially modify within the meaning of Rule 16b-3 of the Exchange Act the requirements as to eligibility for participation in this Plan, (e) to increase the number of shares provided for in Section
7.3 or (f) to otherwise materially increase within the meaning of Rule 16b-3 of the Exchange Act the benefits accruing under this Plan. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, that the Corporation shall not have the right unilaterally cancel or, in a manner which would materially adversely affect the holder, amend or modify any Option granted before such suspension or termination unless
(i) the Key Employee, Key Consultant or Non-employee Director consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of the Corporation or a transaction described in Section 14 or Section 15 of this Plan.

          It is the intention of the Corporation that the Plan shall comply with the conditions of Rule 16b-3 of the Exchange Act, as such Rule may from time to time be amended. The Board shall have the authority, without the approval of the stockholders, to amend the Plan from time to time to include any conditions, terms or other provisions which may be required to be set forth in a plan in order for transactions by directors or officers to be exempt under Rule 16b-3 of the Exchange Act or any successor exemption.


Section 17.  MISCELLANEOUS

          17.1     No Stockholder Rights.  No Key Employee, Key
Consultant or Non-employee Director shall have any rights as a stockholder of the Corporation as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Stock subject to such Option to such Key Employee, Key Consultant or Non-employee Director.

          17.2     No Contract of Employment.  The grant of an
Option to a Key Employee, Key Consultant or Non-employee Director under this Plan shall not constitute a contract of employment or consulting or right to continue to serve on the Corporation's Board of Directors and shall not confer on a Key Employee, Key Consultant or Non-employee Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the Option Certificate which evidences his or her Option.

          17.3 Withholding. The exercise or surrender of any Option granted under this Plan shall constitute a Key Employee's full and complete consent to whatever action the Committee elects to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender.

          17.4 Construction. This Plan and the Option Certificates shall be construed under the laws of the State of Arizona.


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